UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

FIRST WESTERN FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1900 16th Street, Suite 1200
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒         Emerging growth company

☒         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.01           Compensatory Arrangements of Certain Officers
Chairman, President and Chief Executive Officer
The employment agreement by and between First Western Financial, Inc. (the “Company”) and Scott C. Wylie, Chairman, President and Chief Executive Officer of First Western Financial, Inc., effective as of January 1, 2017 (the “Agreement”), was amended effective April 26, 2023 (this “Amendment”).
In this Amendment, the parties agreed to amend the Agreement to (among other things) more closely align their cash- and equity-based severance compensation to current market practice based on the competitive market data compiled by Alvarez & Marsal.
Except as set forth in this Amendment, the terms of Mr. Wylie’s Agreement, remain in full effect. For the other terms of the Agreement, which are not changed by this Amendment, refer to First Western Financial, Inc.’s Exhibit 10.3 on Form S-1, which was filed on June 19, 2018, as amended on January 30, 2020.
The foregoing summary of this Amendment does not purport to be a complete description of the terms and conditions of this Amendment and is qualified in its entirety by the full text of this Amendment attached as Exhibit 10.1, which is incorporated herein by reference.
Treasurer, Chief Operating Officer, and Chief Financial Officer
The employment agreement by and between First Western Financial, Inc. (the “Company”) and Julie Courkamp, Treasurer, Chief Operating Officer, and Chief Financial Officer of First Western Financial, Inc., effective as of January 1, 2017, amended and restated as of March 5, 2018 (the “Amended and Restated Employment Agreement”), amended on May 2, 2019 (referred to herein as the "Agreement"), amended January 30, 2020 (the "First Amendment"), was amended effective April 26, 2023 (the "Second Amendment").
In this Second Amendment, the parties agreed to (among other things) more closely align their cash- and equity-based severance compensation to current market practice based on the competitive market data compiled by Alvarez & Marsal.
Except as set forth in this Second Amendment, the terms of Ms. Courkamp’s Agreement, remain in full effect. For the other terms of the Agreement, which are not changed by this Second Amendment, refer to First Western Financial, Inc.’s Exhibit 10.4 on Form S-1, which was filed on June 19, 2018, as amended on May 2, 2019 and January 30, 2020.
The foregoing summary of this Second Amendment does not purport to be a complete description of the terms and conditions of this Amendment and is qualified in its entirety by the full text of this Amendment attached as Exhibit 10.2, which is incorporated herein by reference.
Chief Investment Officer

The employment agreement by and between First Western Financial, Inc. (the "Company") and John Sawyer, Chief Investment Officer of First Western Financial, Inc., effective as of April 8, 2020, was amended effective April 26, 2023 (this "Amendment").

In this Amendment, the parties agreed to (among other things) more closely align their cash- and equity-based severance compensation to current market practice based on the competitive market data compiled by Alvarez & Marsal.
Except as set forth in this Amendment, the terms of Mr. Sawyer’s Agreement, remain in full effect. For the other terms of the Agreement, which are not changed by this Amendment, refer to First Western Financial, Inc.’s Exhibit 10.4 on Form S-1, which was filed on April 10, 2020.
The foregoing summary of this Amendment does not purport to be a complete description of the terms and conditions of this Amendment and is qualified in its entirety by the full text of this Amendment attached as Exhibit 10.3, which is incorporated herein by reference.

Item 8.01 Other Events

Amendment and Restatement of the First Western Financial, Inc. 2016 Omnibus Incentive Plan ("the 2016 Plan")

On April 26, 2023, the Board approved an amendment and restatement of the 2016 Plan to provide for continued vesting of Awards held by a “retirement eligible employee” following his or her “retirement”. “Retirement” is defined as a retirement eligible employee’s voluntary resignation if certain conditions are met, including: (a) the retirement eligible employee has provided at least one year advanced written notice of resignation to the Company; (b) the retirement eligible employee enters into a non-compete agreement or a non-solicitation agreement if the retirement eligible employee is not subject to a non-compete agreement or a non-solicitation agreement, as applicable, at the time of retirement; and (c) the retirement eligible employee delivering and not revoking general release and waiver on a form approved by the Company. A “retirement eligible employee” is generally defined as an employee who has attained age 65 and completed 10 years of employment with Company and its Subsidiaries.

Item 9.01           Financial Statements and Exhibits.
(d)         Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement dated April 26, 2023 by and between First Western Financial, Inc. and Scott C. Wylie
10.2	Second Amended and Restated Employment Agreement dated April 26, 2023 by and between First Western Financial, Inc. and Julie Courkamp
10.3	Amended and Restated Employment Agreement dated April 26, 2023 by and between First Western Financial, Inc. and John Sawyer
10.4	Amendment to 2016 Omnibus Incentive Plan dated April 26, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: May 2, 2023	By: /s/ Julie A. Courkamp
Julie A. Courkamp
Chief Financial Officer